Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Kraton Corporation:

We acknowledge our awareness of the use therein of our report dated April 29, 2021, included within the Quarterly Report on Form 10-Q of Kraton Corporation for the quarter ended March 31, 2021, with respect to the following Registration Statements:

•Form S-8 (File No. 333-163893);
•Form S-8 (File No. 333-211817);
•Form S-8 (File No. 333-216223);
•Form S-3ASR (File No. 333-223096);
•Form S-8 (File No. 333-225663); and
•Form S-8 (File No. 333-230918).

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Houston, Texas
April 29, 2021
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